PURCHASE MONEY
                               SECURITY AGREEMENT

         VOXCOM SALES, LLC, d/b/a AMERAPRESS, INC., 203 S. ECTOR, EULESS, TX 76040 (hereinafter called "Debtor") a corporation, hereby grants to General Binding Corporation (hereinafter called "GBC") a purchase money security interest in the following goods described as:

         Equipment:        GBC VULCAN II SYSTEM (Versa Feeder; Vulcan II
                           Laminator and Vulcan II Cutter)
         Serial #          97V2012cas

together with all equipment, parts, accessories, attachments and replacements thereof and additions thereto, whether now owned or hereafter acquired by Debtor, and the proceeds thereof (hereinafter collectively called "Collateral"), to secure (1) payment of a note dated 3/27/97 executed and delivered by Debtor to GBC in the sum of ($76,711 (SEVENTY SIX THOUSAND, SEVEN HUNDRED AND ELEVEN DOLLARS, U.S.) payable as to principal and interest as therein provided (the "Note"); (2) further advances which may be made by GBC to Debtor; (3) all other liabilities (primary, secondary, direct, contingent, sole, joint or several) due or to become due to GBC and (4) performance by Debtor of the agreements hereinafter set forth.

DEBTOR REPRESENTS, WARRANTS AND AGREES AS FOLLOWS:

         1. The Collateral will be used by Debtor primarily in the business of the Debtor.

         2. Debtor agrees to pay GBC: (a) the sums evidenced by the promissory note executed pursuant to this agreement in accordance with the terms of the agreement and of the Note; (b) all sums, including reasonable attorney's fees and legal expenses, paid or incurred by GBC in pursuing any of its rights and remedies or in remedying any default pursuant to this agreement, together with interest thereon at the rate stipulated in the note or notes from the date the same shall have been paid; and (c) at GBC's option, the entire unpaid indebtedness to GBC, whether created or incurred pursuant to this agreement or otherwise, upon Debtor's default or if GBC reasonably deems itself insecure.

         3. Debtor will not move the Collateral from the address of Debtor set forth above without the express written consent of GBC.

         4. Debtor is the owner of the Collateral free and clear of all liens and security interests. Debtor will defend the Collateral against the claims and demands of all persons.

         5. Debtor will pay GBC all amounts secured hereby as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, or when GBC deems itself insecure for any reason, and will perform all terms of this or any other security or loan agreement between Debtor and GBC, and will discharge all said liabilities.


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         6. Debtor  will at all times keep the  Collateral  insured  against all insurable hazards in amounts equal to the full cash value of the Collateral. Such insurance shall be in such companies as may be acceptable to GBC, with provisions satisfactory to GBC for payment of all losses thereunder to GBC as its interest may appear, and if required, to deposit the policies with GBC. Any money received by GCS under said policies may be applied to the payment of any indebtedness secured hereby, whether or not due and payable, or at GBC's option may be delivered by GBC to Debtor for the purpose of repairing or restoring the Collateral. Debtor assigns to GBC all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to GBC, and GBC is appointed Debtor's Attorney in Fact to endorse any draft or check made payable to Debtor in order to collect the benefits of such insurance. If Debtor fails to keep the Collateral insured as required by GBC, GBC shall have the right to obtain such insurance at Debtor's expense and add the cost thereof to the other amounts secured hereby.

         7. Debtor will keep the collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the costs of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Debtor fails to pay such sums, GBC may do so for Debtor's account and add the amount thereof to the other amounts secured hereby.

         8. GBC is authorized to do all things which it deems necessary to perfect and continue perfecting the security interest created hereby and to protect the Collateral.

         9. Debtor will not sell, exchange, lease or otherwise dispose of any of the Collateral without the prior written consent of GBC; permit any liens or security interest to attach to any of the Collateral except that created by this agreement; permit any of the Collateral to be levied upon under any legal process; or permit anything to be done that may impair the security intended to be afforded by this agreement. The inclusion of proceeds in this agreement does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by the agreement.

         10. Debtor shall be in default under this agreement: (a) when it has made any misstatement in connection with or has failed to pay or perform any of its obligations, agreements or affirmations under this or any other security agreement with GBC; (b) when any event occurs which results in acceleration of the maturity of the indebtedness of Debtor under any agreement with any person;
(c) upon the dissolution, termination of existence or business failure of Debtor, or the appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding in bankruptcy or insolvency by or against, Debtor or any surety for Debtor; or (d) when GBC in good faith deems itself insecure and its prospect of payment impaired.

         Until default in any of the items hereof, or the terms of any indebtedness secured hereby, or until GBC deems itself insecure, Debtor shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at any excessive rate, or violate the terms of any policy of insurance thereon.


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         UPON DEFAULT,  all sums secured hereby shall immediately become due and payable at GBC's option without notice to Debtor, and GBC may proceed to enforce payment of same and to exercise any or all rights and remedies provided by the Uniform Commercial Code of TEXAS or other applicable law, as well as all other rights and remedies possessed by GBC all of which shall be cumulative. Whenever Debtor is in default hereunder, and upon demand by GBC, Debtor shall assemble the Collateral and make it available to GBC at a place reasonably convenient to GBC and Debtor. Any notice of sale, lease or other intended disposition of the Collateral by GBC sent to Debtor at the address specified above, or at such other address of Debtor as may be shown on records, at least five (5) days prior to such action, shall constitute reasonable notice to Debtor.

         GBC warranties the equipment for one (1) year on all non-wear parts and labor, GBC warrants that any upgrades to the system that become available and are necessary for performance of the equipment will be installed during the twelve (12) month warranty period.

         GBC may waive any fault before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.

         If any provision of this agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this agreement.

         This agreement shall be governed by and interpreted under the laws of TEXAS.

         This agreement shall inure to the benefit of GBC's successors and assigns and shall bind Debtor's heirs, representatives, successors and assigns.

         IN WITNESS WHEREOF this agreement has been executed this 27th day of March, 1997.

GENERAL BINDING CORPORATION                          VOXCOM SALES LLC
                                                     d/b/a AMERAPRESS, INC.

By:/s/ Robert O'Connor                               By:/s/ Don McLellan
   ---------------------------------------              ------------------------
       Robert O'Connor,
       General Manager - GBC Film Products
                                                     Attest:/s/ Maurica Ferguson
By:/s/ Jim Barnes                                           --------------------
   ---------------------------------------
         Jim Barnes, Controller



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Indebtedness Amount:   $76,711

                                                           Date: 27th March 1997

                                 PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order to GENERAL BINDING CORPORATION ("GBC"), a Delaware corporation, or assigns the principal sum of $76,711 (SEVENTY SIX THOUSAND, SEVEN HUNDRED AND ELEVEN DOLLARS, U.S.) in accordance with, and pursuant to the terms set forth on Exhibit A attached hereto and made a party hereof.

         1. This Note is secured by a security agreement bearing even date (the "Security Agreement") herewith covering certain equipment purchased from GBC by the undersigned.

         2. In the event of default in payment of installments when due or non-payment or principal and interest at maturity or in the event of the undersigned's failure to perform any other covenant, term or condition contained in this Note or on Exhibit A attached hereto, or the Security Agreement, GBC may at its option without notice or demand declare the entire principal plus accrued interest, together with any advances to be immediately due and payable. Any such amounts then due shall bear interest at a default rate of 12 percent per annum, from the time of such default without further notice. The undersigned shall also pay to GBC any costs and expenses, including reasonable attorney's fees, incurred by GBC in the enforcement or this Note.

         3. The undersigned may, at any time, and from time to time, without the payment of penalty or premium, prepay the principal indebtedness of this Note in whole or in part.

         4. No delay on the part of GBC in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise thereof or the exercise of any other right or remedy, nor shall a waiver on one occasion be construed as a bar to, or waiver of any right on any future occasion.

         5. This Note shall inure to an be binding upon the respective heirs, executors, administrators, successors, and assigns of the parties hereto.



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         6. This Note shall be governed by, and interpreted in accordance  with, the laws of the TEXAS.

         7. Each of the undersigned hereby severally waives demand, presentment, notice of dishonor and protest of this Note.

         8. This Note shall be payable as set forth in Exhibit A or at such other address as GBC shall designate in writing.

                                        VOXCOM SALES, LLC d/b/a AMERAPRESS, INC.


                                        By:/s/
                                           ---------------------------------
                                               President


                                        Attest:/s/
                                               -----------------------------
                                               Secretary

                                    EXHIBIT A

         This Exhibit A is incorporated into and specifically made a part of a Promissory Note dated 27th March 1997 (the "Note") from VOXCOM SALES, LLC d/b/a AMERAPRESS, INC.
("Debtor") to General Binding Corporation ("GBC").

         The principal set forth in the Note is payable in twelve (12) quarterly payments of $6,392.58 (SIX THOUSAND, THREE HUNDRED, NINETY-TWO DOLLARS AND FIFTY-EIGHT CENTS, U.S.). The total amount due under the first such installment shall be paid in full not later than three (3) months from the date hereof; the following installments shall be paid every three (3) months thereafter from the first installment due date.

         Debtor shall pay, in whole or in part, the amount due GBC through purchases of laminating film (the "Film") from GBC. Debtor agrees that in each three (3) month period during which an installment of principal is due (an "Installment Period") it will issue its purchase orders to, and purchase from GBC, Film at a premium price which shall be $.0511 per MSI above GBC's standard customer price for Film. The $.0511 per MSI premium paid for said Film will be applied to the principal amount due during each Installment Period. If during any Installment Period Debtor does not purchase and pay for a sufficient quantity of Film to satisfy the principal amount doe for that Installment Period, then the remaining balance of principal for that Installment Period shall be paid to GBC in cash within thirty (30) days of invoice by GBC.

                                    VOXCOM SALES, LLC d/b/a AMERAPRESS, INC.
                                    ----------------------------------------

                                     By:/s/
                                        ------------------------------------